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                                                                    4(ii)(d)(11)

                                                                         No. R-1

                              CUSIP No. 74338EAB3

                                  $50,000,000

                 U.S. GOVERNMENT GUARANTEED SHIP FINANCING NOTE
                              2000 SERIES B NOTES

                      VARIABLE RATE NOTE DUE JULY 31, 2001
                                   ISSUED BY

                          PROJECT AMERICA SHIP 1, INC.

     Project America Ship 1, Inc., a Delaware corporation (herein called the "Shipowner"), FOR VALUE RECEIVED, promises to pay to Cede & Co. or registered assigns, the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000) on July 31, 2001, (unless sooner redeemed as herein provided) and to pay interest quarterly on October 31, 2000, January 31, 2001, April 28, 2001, and at maturity, (each, an "Interest Payment Date") commencing October 31 2000, on the unpaid principal amount of this Note at a per annum rate adjusted quarterly for such Interest Period equal to LIBOR minus .05% calculated on the Interest Determination Date for such Interest Period which rate shall be applicable until the next Interest Payment Date provided, however, in no event shall the rate of interest payable hereunder exceed 12% per annum for any Interest Period, from the Interest Payment Date referred to above first preceding the date of this Note to which interest on the Notes has been paid (unless the date hereof is the date to which interest on the Notes has been paid, in which case from the date of this Note), or if no interest has been paid on the Notes since the Original Issue Date (as defined in the Indenture hereinafter mentioned) of this Note, from the Original Issue Date, until payment of said principal sum has been made or duly provided for, and at the same rate per annum on any overdue principal. The interest payable on each Interest Payment Date shall be payable to the Holders in whose names the Notes (including this Note) are registered at the close of business on the fifteenth calendar day preceding each Interest Payment Date; provided, however that interest payable at maturity will be payable to the registered Holder to whom principal is payable. Any interest payable on any Interest Payment Date other than at maturity and not so punctually paid or duly provided for will cease to be payable to the person in whose name the Note is registered at the close of business on the applicable regular record date and will instead be payable to the person in whose name the Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such interest to be fixed by the Shipowner, notice of which will be given to the registered holder of the Note (or one or more predecessor Notes) not less than 10 days prior to such special record date.

     The principal of and the interest on this Note are payable to the registered owner hereof at the Corporate Trust Office of the Indenture Trustee, The Bank of New York, a New York banking corporation, (the "Indenture Trustee") or at a Paying Agent maintained for such



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purposes in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts therein; provided that, payments may be made by check mailed to the address of the registered owner hereof as such address shall appear on the Note Register of said Indenture Trustee, and by such other methods of payment as permitted by the Indenture.

     The amount of interest payable in respect of each Interest Period will be calculated by applying the applicable per annum rate of interest for such Interest Period to the principal amount of this Note outstanding at the commencement of the Interest Period, multiplying each such amount by the actual number of days in the Interest Period concerned (which actual number of days will include the first day but exclude the last day of such Interest Period) divided by 360. All percentages resulting from any calculation on the Notes will be rounded to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upwards (e.g., 6.876545% (or
 .06876545) would be rounded to 6.87655% (or .0687655)), and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upward). The determination of the applicable per annum rate of interest for each Interest Period and the amount of each interest payment as determined by the Indenture Trustee will (in the absence of willful default, bad faith or manifest error) be final and binding on the Shipowner and the Holders and no liability will (in the absence of willful default, bad faith or manifest error) attach to the Indenture Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions.

     This Note is one of an issue of Obligations of the Shipowner of $534,447,000 aggregate principal amount of Obligations including the Notes, in the aggregate principal amount of $250,000,000 the second tranche of which is designated as its "United States Government Guaranteed Ship Financing Notes 2000 Series B," all issued under a Trust Indenture dated February 10, 2000 (the "Indenture"), between the Shipowner and the Indenture Trustee to aid in financing the cost of the construction by the Shipowner of the Vessel. Reference is hereby made to the Indenture for a definition of the capitalized terms used but not defined herein and a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Shipowner and the Indenture Trustee, the Holders of the Notes, and the Secretary.

     In accordance with the terms of an Authorization Agreement dated February 10, 2000 between the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary") and the Indenture Trustee, and by endorsement of the guarantee of the United States of America (the "Guarantees") on each of the Notes and the authentication and delivery of the Guarantees by the Indenture Trustee, all pursuant to the Act, the Notes are guaranteed by the United States of America as provided in the Authorization Agreement and in the Guarantees endorsed thereon. Reference is hereby made to the Authorization Agreement for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Secretary, the Indenture Trustee, and the Obligees of the Notes.



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     Furthermore, it is hereby noted that Section 1103 (d) of Title XI of the
     Act provides that:

     "The full faith and credit of the United States is pledged to the payment of all guarantees made under this title with respect to both principal and interest, including interest, as may be provided for in the guarantee, accruing between the date of default under a guaranteed obligation and the payment in full of the guarantee."

     If an Indenture Default shall have occurred and be continuing, the Indenture Trustee, as provided in the Indenture shall, not later than 60 days from the date of such Indenture Default, demand payment by the Secretary of the Guarantees, whereupon the entire unpaid principal amount of the Outstanding Notes and all unpaid interest thereon shall become due and payable on the first to occur of the date which is 30 days from the date of such demand or the date on which the Secretary pays the Guarantees. If no demand for payment of the Guarantees shall have been made by the Indenture Trustee on or before the 30th day following an Indenture Default, the Obligee of any Outstanding Note may, in the manner provided in the Indenture, make such demand in place of the Indenture Trustee. In the event of an Indenture Default of which the Secretary has actual knowledge, the Secretary, as provided in the Authorization Agreement, will publish notice in the Authorized Newspaper, which shall be The Wall Street Journal, of the occurrence of such Indenture Default within 30 days from the date of such Indenture Default, unless demand for payment under the Guarantees shall previously have been made by the Indenture Trustee, but any failure to publish such notice or any defect therein shall not affect in any way any rights of the Indenture Trustee, the Secretary or any Obligee of a Note.

     Within 30 days from the date of any demand for payment of the Guarantees, the Secretary shall pay to the Indenture Trustee all the unpaid interest to the date of such payment on, and the unpaid balance of the principal of such Notes in full, in cash; provide that, in the case of a demand made as a result of an Indenture Default, the Secretary shall not be required to make any such payment if (i) within such 30-day period (and prior to any payment of the Guarantees by the Secretary), the Secretary finds either that there was no Payment Default, or that such Payment Default was remedied prior to the demand for payment of the Guarantees, or (ii) the Secretary assumes the Notes prior to such demand and makes all payments then in default in the manner provided in Section 6.09 of the Indenture. In each such event the Guarantees shall continue in full force and effect.

     The Holder of this Note, by the purchase and acceptance hereof, hereby irrevocably appoints the Indenture Trustee and each other Obligee of any Outstanding Note as agent and attorney-in-fact for the purpose of making any demand for payment of the Guarantees, and (in the case of the Indenture Trustee) of receiving and distributing such payment; provide that, no action or failure to act by the Indenture Trustee shall affect the right of the Holder of this Note to take any action whatsoever permitted by law and not in violation of the terms of this Note or of the Indenture.



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     Any amount payable by the Secretary under the Guarantees shall not be subject to any claim or defense of the United States of America, the Secretary, or others, whether by way of counter-claim, set-off, reduction or otherwise. Further, the Holder of this Note shall have no right, title or interest in any collateral or security given by the Shipowner to the Secretary.

     After payment of the Guarantees by the Secretary to the Indenture Trustee, this Note (1) if it has not then been surrendered for cancellation or canceled, shall represent only the right to receive payment in cash of an amount (less the amount, if any, required to be withheld with respect to transfer or other taxes on payments to the Holder of this Note) equal to the unpaid principal amount hereof and the unpaid interest accrued hereon to the date on which the Secretary shall have paid the Guarantees in full in cash to the Indenture Trustee, (2) shall otherwise no longer constitute or represent an obligation of the Shipowner, and (3) shall not be entitled to any other rights or benefits provided in the Indenture, subject to Section 6.08 of the Indenture.

     The Notes (including this Note) may be redeemed upon the terms and conditions provided in the Indenture, in whole or in part, at the option of the Shipowner, on any Interest Payment Date upon at least 30 days prior notice given as provided in the Indenture, at a redemption price equal to 100% of the principal amount hereof, together with the interest accrued thereon to the date fixed for redemption.

     The Obligations (including this Note) are also subject to mandatory redemption without premium, upon the terms and conditions provided in the Indenture, in whole or in part, at 100% of the principal amount thereof, plus interest accrued thereon to the date of redemption, upon at least 40 and not more than 60 days prior notice (a) in the event that Notes must be redeemed so that the principal amount of all Obligations Outstanding after such redemption will not exceed 87.5% of the Depreciated Actual Cost or Actual Cost, as determined by the Secretary, of the Vessel, (b) in the event of an actual, constructive, agreed or compromised total loss of, or requisition of title to, or seizure or forfeiture of, the Vessel, or (c) in the event of termination of a contract relating to the construction of the Vessel. If the principal amount of Outstanding Notes is reduced by reason of any redemption described in this paragraph, the principal amount of Notes subject to Mandatory Sinking Fund Redemptions in the future shall be reduced as provided in the Indenture.

     The Obligations (including this Note) may also be redeemed without premium upon the terms and conditions provided in the Indenture, in whole or in part, at the option of the Secretary, at any time following an assumption of the Notes and the Indenture by the Secretary, upon at least 40 and not more than 60 days prior notice given as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount to be redeemed, plus interest accrued to the date fixed for redemption.

     Any optional redemption shall be subject to the receipt of the redemption moneys by the Indenture Trustee or any Paying Agent. Notes called for redemption shall (unless the Shipowner shall cancel the proposed optional redemption) cease to bear interest on and after the date fixed for redemption.



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     As provided in the Indenture and to the extent permitted thereby, compliance by the Shipowner with any of the terms of the Indenture may be waived, and the Indenture and the rights and obligations of the Shipowner, and the rights of the Holders of the Notes (including this Note) thereunder may be modified, at any time with the prior consent of the Secretary, and except as otherwise expressly provided in the Indenture, the consent of the Holders of at least 60% in principal amount of the Outstanding Notes affected thereby in the manner and subject to the limitations set forth in the Indenture; provided that, no such waiver or modification shall (1) without the consent of the Holders of each Note affected thereby: (a) change the Stated Maturity or reduce the principal amount of any Note, (b) extend the time of payment of, or reduce the rate of, interest thereon, (c) change the due date of or reduce the amount of any sinking fund payment, (d) reduce any premium payable upon the redemption thereof, or (e) change the coin or currency in which any Note or the interest thereon is payable; or (2) without the consent of all Holders of Notes: (a) terminate or modify any of the Guarantees or the obligations of the United States of America thereunder, (b) reduce the amount of any of the Guarantees,
(c) eliminate, modify or condition the duties of the Indenture Trustee to demand payment of the Guarantees, (d) eliminate or reduce the eligibility requirements of the Indenture Trustee, or (e) reduce the percentage of principal amount of Notes the consent of whose Obligees is required for any such modification or waiver.

     The Indenture provides that the Obligations (including this Note) shall no longer be entitled to any benefit provided therein if the Notes shall have become due and payable at Maturity (whether by redemption or otherwise) and funds sufficient for the payment thereof (including interest to the date fixed for such payment, together with any premium thereon) and available for such payment (1) shall be held by the Indenture Trustee or any Paying Agent, or (2) shall have been so held and shall thereafter have been paid to the Shipowner after having been unclaimed for 6 years after the date of maturity thereof (whether by redemption or otherwise) or the date of payment of the Guarantees, except for the right (if any), of the Obligee to receive payment from the Shipowner of any amounts paid to the Shipowner as provided in (2) above with respect to this Note, all subject to the provisions of Section 6.08 of the Indenture.

     This Note is transferable by the registered Holder or by his duly authorized attorney, at the Corporate Trust Office of the Indenture Trustee, upon surrender or cancellation of this Note, accompanied by an instrument of transfer in form satisfactory to the Shipowner and the Indenture Trustee, duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon a new, fully registered Note and maturity for the same aggregate principal amount will be issued to the transferee in exchange therefor, subject to the provisions of the Indenture. The Indenture provides that the Shipowner shall not be required to make transfers or exchanges of (1) Notes for a period of 15 days immediately prior to an interest payment date, (2) Notes after demand for payment of the Guarantees and prior to payment thereof or rescission of such demand as provided in Section 6.02(a) of the Indenture, or
(3) Notes which have been selected for redemption in whole or in part.

     The Shipowner, the Secretary, the Indenture Trustee and any Paying Agent for the payment of Notes will treat the person in whose name this Note is registered as the absolute


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owner thereof for all purposes, and this rule may not be altered by any notice to the contrary to any of these entities, whether this Note shall be past due or not.

     No recourse shall be had for the payment of principal of, or the interest on, this Note, or for any claim based hereon or on the Indenture, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, limited partner, member, officer or director of the Shipowner or of any successor company, either directly or indirectly, and all such liability being expressly waived and released by the acceptance of this Note and by the terms of the Indenture. So long as the Guarantee is in effect, there shall be no recourse against the Shipowner.

     Neither this Note nor the Guarantee endorsed hereon shall be valid or become obligatory for any purpose until the Indenture Trustee shall have fully signed the authentication certificate endorsed hereon.


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     IN WITNESS WHEREOF, the Shipowner has caused this Note to be duly executed by the manual or facsimile signatures of its duly authorized officers under its corporate seal or facsimile thereof.

SHIPOWNER:                                   PROJECT AMERICA SHIP 1, INC.

                                             By /s/ Robert J.
                                               ---------------------------------
                                                Its Vice President

ATTEST


By
   ---------------------------------
   Its Executive Vice President




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                   GUARANTEE OF THE UNITED STATES OF AMERICA

     The United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator, pursuant to Title XI of the Merchant Marine Act, 1936, as amended, hereby guarantees to the holder of the Note annexed hereto, upon demand of the holder or his agent, payment of the unpaid interest on, and the unpaid balance of the principal of, such Note, including interest accruing between the date of default under such Note, and the payment in full of the Note under this Guarantee. The full faith and credit of the United States of America is pledged to the payment of this Guarantee. The validity of this Guarantee is incontestable in the hands of any holder of such Note. Payment of this Guarantee will be made in accordance with the provisions of such Note.


                                             UNITED STATES OF AMERICA
                                             SECRETARY OF TRANSPORTATION
             [LOGO]

                                             By:  /s/ John E. Graykowski
                                                  ------------------------------
                                                  JOHN E. GRAYKOWSKI
                                                  Acting Maritime Administrator

                      TRUSTEE's AUTHENTICATION CERTIFICATE

     This is one of the Notes described in the Indenture and the foregoing Guarantee is one of the Guarantees described in the Authorization Agreement.

INDENTURE TRUSTEE:                           THE BANK OF NEW YORK

                                             By:
                                                  ------------------------------
                                                  Name: Mary LaGumina
                                                  Title: Vice President